Exhibit 10.4

Schedule of Investors

Date	Investor	Subscription Amount	Shares	Warrants
December 24, 2024	Harold Wrobel	$2,779,201	5,558,402	1,000,000
December 24, 2024	Key Properties, Inc.	$200,000	400,000	-
December 30, 2024	Thomas Staz Revocable Trust	$2,020,799	4,041,598	1,000,000
Total		$5,000,000	10,000,000	2,000,000